EXHIBIT 99.1
Press Release	Source: MobilePro Corp.

Michael O'Neil Joins MobilePro Corp. Board of Directors
Wednesday December 22, 8:59 am ET

BETHESDA, Md., Dec. 22 /PRNewswire-FirstCall/ -- MobilePro Corp. (OTC Bulletin Board: MOBL - News) announced today that Michael G. O'Neil has been appointed to its board of directors as an independent director and chairman designate of the company's audit committee. O'Neil has been serving on MobilePro's advisory board for the past year.
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As a senior member of Merrill Lynch & Co.'s Investment Banking Division for more than 29 years, O'Neil raised more than $150 billion for Merrill Lynch and its clients. He brings to MobilePro's board of directors significant expertise in the raising of debt and equity capital in the public and private capital markets, mergers and acquisitions, project financing and advising young technology companies. O'Neil is a member of the board of directors of Capstead Mortgage Corporation, a New York Stock Exchange listed company where he chairs that firm's governance committee, and Massively Parallel Technologies, Inc., a privately held software technology company specializing in high-speed computing. He received his bachelor's degree in economics from the University of California-Berkeley and his M.B.A. from the Wharton Graduate School of Business at the University of Pennsylvania. O'Neil also served in the United States Marine Corps.

Jay Wright, MobilePro chairman and CEO, said, "I am very pleased that Mike has agreed to join our board of directors. He has been a valuable member of our advisory board for the last year, and I believe he will bring a strong work ethic, ethical judgment and an independent voice to our Board of Directors."

O'Neil said, "I am pleased to continue my involvement with MobilePro in my new position as outside board member and chairman designate of the audit committee. Jay and his team have accomplished a great deal in the past twelve months and I look forward to assisting the continued growth of MobilePro in 2005 and beyond, including looking at an exchange listing for MobilePro's common stock."

About MobilePro Corp.

MobilePro Corp. is a wireless technology and broadband telecommunications company based in Bethesda, MD with operations in Houston, Dallas and Beaumont, TX; Coshocton and Cleveland, OH; Kansas City, KN; Janesville, WI; Detroit, MI; Stevensville, MD; Tucson, AZ; and Shreveport, LA. The company is focused on creating shareholder value by developing innovative wireless technologies, acquiring and growing profitable broadband telecommunications companies and forging strategic alliances with well-positioned companies in complementary product lines and industries. In 2004, MobilePro has closed deals with cumulative expected 2005 calendar revenue of more than $101 million and positive operating earnings.

An investment profile about MobilePro Corp. may be found online at http://www.hawkassociates.com/mobilepro/profile.htm .

For more information regarding MobilePro, contact MobilePro CEO Jay Wright at (301) 315-9040 or by e-mail at jwright22@closecall.com . For investor relations information regarding MobilePro, contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 852-2383, e-mail: info@hawkassociates.com . Detailed information about MobilePro can be found on the website http://www.mobileprocorp.com . An online investor kit including copies of MobilePro press releases, current price quotes, stock charts and other valuable information for investors may be found on the websites http://www.hawkassociates.com and http://www.hawkmicrocaps.com .

Forward-Looking Statements

Certain of the statements contained herein may be, within the meaning of the federal securities laws, "forward-looking statements" that are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. See the company's Form 10-K for the year ended December 31, 2003 and its Form 10-Q for the quarter ended June 30, 2004 for a discussion of such risks, uncertainties, and other factors. These forward-looking statements are based on management's expectations as of the date hereof, and the company does not undertake any responsibility to update any of these statements in the future.

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Source: MobilePro Corp.